Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following sets forth unaudited pro forma condensed consolidated financial information of Titan Energy, LLC (the “Company”) prepared in accordance with Article 11 of Regulation S-X. You should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors,” and the Company’s consolidated financial statements and related notes and other financial information included in its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The unaudited pro forma condensed consolidated financial information is based on, and has been derived from, the Company’s historical consolidated financial statements.

As previously disclosed, on May 4, 2017, the Company and certain of its subsidiaries entered into a purchase and sale agreement with Diversified Energy, LLC to sell its conventional Appalachia and Marcellus assets for an aggregate of $84.2 million (the “Asset Sale”). On June 30, 2017, the Company completed a majority of the Asset Sale for cash proceeds of approximately $66.6 million, which included customary purchase price adjustments. The Company expects to complete the remainder of the Asset Sale for additional cash proceeds of approximately $11.4 million by September 2017. However, there can be no assurance that the conditions to the remainder of the Asset Sale will be satisfied or waived on terms satisfactory to the parties or that the remainder of the Asset Sale will ultimately be completed in whole or in part.

Also as previously disclosed, on September 1, 2016, Atlas Resource Partners, L.P., the Company’s predecessor (the “Predecessor”), substantially consummated its plan of reorganization (the “Plan”) and emerged from Chapter 11. Upon the consummation of the Plan, the Company adopted fresh-start accounting in accordance with ASC 852. Upon adoption of fresh-start accounting, the Company’s assets and liabilities were recorded at their fair values as of the effective date. The fair values of the Company’s assets and liabilities differed materially from the recorded values of our assets and liabilities as reflected in the Company’s historical consolidated balance sheets.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2017 and statements of operations for the year ended December 31, 2016 and the three months ended March 31, 2017 give pro forma effect to the following events as if they occurred on March 31, 2017 (in the case of the balance sheet) or January 1, 2016 (in the case of the statements of operations):

•	the previously disclosed adoption of fresh start accounting;

•	the initial Asset Sale closing on June 30, 2017 (the “Properties Sold”); and

•	the remainder of the Asset Sale, which is expected to occur by September 2017 (the “Properties Subject to 2nd Closing”).

The unaudited pro forma condensed consolidated financial information includes unaudited pro forma adjustments that are factually supportable and directly attributable to the respective transactions. In addition, the unaudited pro forma adjustments are expected to have a continuing impact on the Company’s results. The Company has prepared the unaudited pro forma condensed consolidated financial information for illustrative purposes only and it does not purport to represent what the results of operations or financial condition would have been had the respective transactions actually occurred on the dates indicated, nor does the Company purport to project the results of operations or financial condition for any future period or as of any future date. The actual results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

TITAN ENERGY, LLC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

MARCH 31, 2017

(in thousands)

	Historical March 31, 2017	Properties Sold Pro Forma Adjustments		Properties Subject to 2nd Close Pro Forma Adjustments		Pro Forma March 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$28,966	$—		$—		$28,966
Accounts receivable	27,786	(2,238	)(a)	(218	)(a)	25,330
Advances to affiliates	10,251	—		—		10,251
Prepaid expenses and other	19,408	(480	)(a)			18,928

Total current assets	86,411	(2,718)		(218)		83,475

Property, plant and equipment, net	780,930	(91,594	)(a)	(16,554	)(a)	672,782
Long-term derivative asset	1,227	(453	)(b)			774
Other assets, net	10,670	(551	)(c)	(657	)(c)	9,462

Total assets	$879,238	$(95,316)		$(17,429)		$766,493

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$30,191	$(3,734	)(a)	$(794	)(a)	$25,663
Liabilities associated with drilling contracts	5,787					5,787
Current portion of derivative liability	17,235	(2,737	)(b)			14,498
Accrued well drilling and completion costs	7,092					7,092
Accrued interest	1,643	(235	)(c)	(40	)(c)	1,368
Accrued liabilities	15,734	(501	)(a)	(274	)(a)	14,959
Current portion of long-term debt	701,602	(66,643	)(d)	(11,379	)(d)	623,580

Total current liabilities	779,284	(73,850)		(12,487)		692,947

Long-term derivative liability	163	(9	)(b)			154
Asset retirement obligations	77,159	(60,929	)(a)	(894	)(a)	15,336
Other long-term liabilities	2,238	(1,501	)(a)	(403	)(a)	334
Commitments and contingencies
Members’ Equity (Deficit):
Series A Preferred member’s equity (deficit)	393	819	(e)	(73	)(e)	1,154
Common shareholders’ equity (deficit)	20,001	40,154	(e)	(3,572	)(e)	56,568

Total members’ equity (deficit)	20,394	40,973		(3,645)		57,722

Total liabilities and members’ equity (deficit)	$879,238	$(95,316)		$(17,429)		$766,493

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

TITAN ENERGY, LLC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2017

(in thousands, except per share and unit data)

	Three Months Ended March 31, 2017 Successor Titan	Properties Sold Pro Forma Adjustments		Properties Subject to 2nd Close Pro Forma Adjustments		Pro Forma Three Months Ended March 31, 2017
Revenues:
Gas and oil production	$70,593	$(10,783	)(f)	$(1,164	)(f)	$58,646
Drilling partnership management	10,050	(2,159	)(f)	(575	)(f)	7,316
Gain on mark-to-market derivatives	29,493	(4,565	)(g)			24,928

Total revenues	110,136	(17,507)		(1,739)		90,890

Costs and expenses:
Gas and oil production	29,987	(3,199	)(f)	(337	)(f)	26,451
Drilling partnership management	8,171	(2,122	)(f)	(606	)(f)	5,443
General and administrative	13,758	(1,752	)(h)	(111	)(h)	11,895
Depreciation, depletion and amortization	16,492	(2,519	)(i)	(178	)(i)	13,795

Total costs and expenses	68,408	(9,592)		(1,232)		57,584

Operating income	41,728	(7,915)		(507)		33,306
Interest expense	(13,985)	903	(j)	154	(j)	(12,928)
Gain/loss on sale of assets	(207)					(207)
Other income (loss)	(447)					(447)

Income before income taxes	27,089	(7,012)		(353)		19,724
Income tax provision (benefit)	180					180

Net income attributable to common shareholders and Series A preferred member	$26,909	$(7,012)		$(353)		$19,544

Allocation of net income attributable to:
Series A Preferred member	$538					$391
Common shareholders	$26,371					$19,153

Net income attributable to common shareholders per share / common limited partners per unit:
Basic	$5.10					$3.70

Diluted	$4.81					$3.49

Weighted average shares / common limited partner units outstanding:
Basic	5,170					5,170

Diluted	5,486					5,486

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

TITAN ENERGY, LLC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016

(in thousands, except per share and unit data)

	Period from January 1 through August 31, 2016 Predecessor ARP	Period from September 30 through December 31, 2016 Successor Titan	Fresh-Start Accounting Adjustments		Properties Sold Pro Forma Adjustments		Properties Subject to 2nd Close Pro Forma Adjustments		Pro Forma Year Ended December 31, 2016
Revenues:
Gas and oil production	$139,094	$86,936	$(10,758	)(l)	$(20,289	)(f)	$(2,305	)(f)	$192,678
Well construction and completion	19,157	2,326							21,483
Gathering and processing	3,929	2,159			(3,150	)(f)	(1,007	)(f)	1,931
Administration and oversight	1,263	708			(104	)(f)	(134	)(f)	1,733
Well services	11,226	3,704			(12,831	)(f)	(115	)(f)	1,984
Gain (loss) on mark-to-market derivatives	(23,916)	(43,892)			8,270	(g)			(59,538)
Other, net	317	247							564

Total revenues	151,070	52,188	(10,758)		(28,104)		(3,561)		160,835

Costs and expenses:
Gas and oil production	86,566	39,418			(9,932	)(f)	(620	)(f)	115,432
Well construction and completion	16,658	2,023							18,681
Gathering and processing	5,893	3,048			(4,990	)(f)	(1,824	)(f)	2,127
Well services	4,677	2,036			(3,106	)(f)	(345	)(f)	3,262
General and administrative	58,004	18,496	(858	)(m)	(15,808	)(h)	(169	)(h)	59,665
Depreciation, depletion and amortization	82,331	23,877	(31,300	)(n)	(9,431	)(i)	(812	)(i)	64,665

Total costs and expenses	254,129	88,898	(32,158)		(43,267)		(3,770)		263,832

Operating loss	(103,059)	(36,710)	21,400		15,163		209		(102,997)
Interest expense	(74,587)	(18,327)	43,018	(o)	3,427	(j)	585	(j)	(45,884)
Gain (loss) on asset sales and disposal	(479)	180							(299)
Gain on early extinguishment of debt	26,498	—	(26,498	)(p)					––
Reorganization items, net	(16,614)	(870)	17,484	(q)					—
Other income (loss)	(9,189)	22,413			(16,287	)(k)	3,063	(l)	—

	(74,371)	3,396	34,004		(12,860)		3,648		(46,183)

Net loss	(177,430)	(33,314)	55,404		2,303		3,857		(149,180)
Preferred member / limited partner dividends	(4,013)	—	4,013						—
Net loss attributable to common shareholders and preferred member	$—	(33,314)							(149,180)

Net loss attributable to common limited partners and the general partner	$(181,443)	—							––

Allocation of net loss attributable to:
Series A Preferred member	$—	(666)							$(2,984)

Common shareholders	$—	(32,648)							$(146,196)

Common limited partners’ interest	$(177,814)	—							$—
General partner’s interest	$(3,629)	—							$—

Net loss attributable to common shareholders per share / common limited partners per unit:
Basic and Diluted	$(1.72)	(6.03)							$(26.98)

Weighted average shares / common limited partner units outstanding:
Basic and Diluted	102,912	5,418							5,418

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

TITAN ENERGY, LLC

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

The following adjustments have been made to the accompanying unaudited pro forma condensed consolidated balance sheet as of March 31, 2017:

(a)	Reflects the elimination of assets and liabilities related to the Properties Sold and the Properties Subject to 2nd Close.

(b)	Reflects the elimination of derivative activity allocated to the Properties Sold, which was based on the relative proportion of the natural gas and oil volumes produced by the Properties Sold to the Company’s total natural gas and oil volumes produced.

(c)	Other assets consists of pro forma adjustments of $0.6 million and $0.7 million of estimated deferring financing costs for Properties Sold and Properties Subject to 2nd Close, respectively. Accrued interest consists of estimated pro forma adjustments of $0.2 million and $0.1 million for the Properties Sold and Properties Subject to 2nd Close, respectively.

(d)	Reflects the receipt of net proceeds from the sale of the properties of $66.6 million, which included customary purchase price adjustments, and $11.4 million for Properties Sold and Properties Subject to 2nd Close, respectively, all of which was used and will be used to repay a portion of the outstanding borrowings under the Company’s first lien credit facility.

(e)	Reflects the change in Members’ Equity due to the Properties Sold and Properties Subject to 2nd Close pro forma adjustments.

Adjustments to the Unaudited Pro Forma Consolidated Statement of Operations

The following adjustments have been made to the accompanying unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2017 and the year ended December 31, 2016:

(f)	Represents the elimination of gas and oil production revenues and expenses and drilling partnership management revenues and expenses for the Properties Sold and Properties Subject to 2nd Close.

(g)	Reflects the elimination of the gain (loss) on mark-to-market activity allocated to the Properties Sold, which was based on the relative proportion of the natural gas and oil volumes produced by the Properties Sold to the Company’s total natural gas and oil volumes produced.

(h)	Reflects the elimination of the direct general and administrative expenses associated with the Properties Sold, which includes a $10.9 million provision for losses on drilling partnership receivables related to the write down of certain receivables to their estimated net realizable values recognized during the Predecessor period January 1, 2016 through August 31, 2016, and the Properties Subject to 2nd Close.

(i)	Represents the elimination of depreciation, depletion, and amortization expense, which includes accretion expenses for asset retirement obligations, related to the Properties Sold and Properties Subject to 2nd Close.

(j)	Reflects the reduction of interest expense associated with the repayment of borrowings outstanding under the Company’s first lien credit facility using proceeds from the Properties Sold and Properties Subject to 2nd Close.

(k)	Represents the elimination of a $22.4 million non-cash gain recognized in other income (loss) during the Successor period September 1, 2016 through December 31, 2016 and a $6.1 million non-cash loss recognized in other income (loss) during the Predecessor period from January 1, 2016 through August 31, 2016 associated with certain drilling partnership consolidations that were directly attributable to the Properties Sold and are not expected to have a continuing effect on the results of operations.

(l)	Represents the elimination of a $3.1 million provision for losses recognized in other income (loss) during the Predecessor period from January 1, 2016 through August 31, 2016 associated with the adjustment of notes receivable with certain investors in the Company’s drilling partnerships to their net realizable value that are directly attributable to the Properties Subject to 2nd Close and are not expected to have a continuing effect on the results of operations.

Fresh Start Accounting Adjustments:

(m)	Reflects the elimination from oil and gas revenues of the portion of settlements associated with gains previously recognized within accumulated other comprehensive income, net of prior year offsets, due to the Predecessor’s application of hedge accounting through December 31, 2014 as a result of the sale of the Predecessor’s commodity hedge positions pursuant to the restructuring support agreement entered into among the Predecessor and its creditors, pursuant to which the parties thereto agreed to support our predecessor’s plan of reorganization (the “Plan”). Our Predecessor discontinued hedge accounting on January 1, 2015.

(n)	Reflects the change in general and administrative expense as a result of the Plan, as set forth in more detail below:

For the Period from January 1, 2016 through August 31, 2016
Elimination of historical compensation expense related to Predecessor’s 2012 Long-Term Incentive Plan	$(484)
Elimination of historical compensation expense related to Successor’s MIP awards immediately vested	(669)
Pro forma compensation expense related to Successor’s MIP awards not fully vested	295

Net pro forma adjustment to general and administrative expense	$(858)

(o)	Reflects the adjustments to depreciation, depletion and amortization expense for property, plant and equipment and asset retirement obligations accretion expense due to recording balances at fair value as a result of the adoption of fresh-start accounting, as follows:

For the Period from January 1, 2016 through August 31, 2016
Elimination of historical depletion	$(64,049)
Elimination of historical accretion	(4,598)
Pro forma depletion	33,030
Pro forma accretion	4,317

Net pro forma adjustment to depreciation, depletion and amortization expense	$(31,300)

(p)	Reflects the change in interest expense as a result of the Plan, as set forth in more detail below:

For the Period from January 1, 2016 through August 31, 2016
Elimination of historical interest expense associated with:
7.75% Notes and 9.25% Notes	$(32,566)
Senior secured revolving credit facility	(15,517)
Second lien credit agreement	(17,445)
Capitalized interest	6,478
Amortization of deferred financing costs and debt discounts	(15,386)
Pro forma interest expense associated with:
First Lien Exit Facility	$14,541
Second Lien Exit Facility	23,853
Amortization of deferred financing costs	845
Capitalized interest	(7,821)

Net pro forma adjustment to interest expense	$(43,018)

(q)	Reflects the elimination of the gain on extinguishment of debt as a result of the Plan.

(r)	Reflects the elimination of $16.6 million and $0.9 million of net reorganization items for the Predecessor period from January 1, 2016 through August 31, 2016 and the Successor period from September 1, 2016 through December 31, 2016 that were directly attributable to the consummation of the Plan and are not expected to have a continuing effect on the results of operations.